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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                              --------------------

                                     TECHNIP
             (Exact name of Registrant as specified in its charter)

        The Republic of France                      Not Applicable
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)              Identification Number)
                              --------------------

                             Attn: Mr. Daniel Valot
                                     Technip
                      92973 Paris La Defense Cedex - France
                                  Paris, France
              (Address of Registrant's principal executive offices)

                              --------------------

                           TECHNIP GROUP SAVINGS PLAN

                            (Full title of the plans)

                              --------------------

                              Mr. Stuart Bannerman
                              Technip Offshore Inc.
                         11700 Old Katy Road, Suite 150
                                Houston, TX 77079
                                 (281) 249-1911
            (Name, address and telephone number of agent for service)

                              --------------------
                                   Copies to:
                             Sami L. Totounji, Esq.
                             Shearman & Sterling LLP
                          114, avenue de Champs-Elysees
                                   75008 Paris
                                     France
                                33-1-53-89-70-00
                              --------------------


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

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                                    CALCULATION OF REGISTRATION FEE
======================================================================================================================

  Title of Securities to be      Amount to be       Proposed Maximum           Proposed Maximum          Amount of
          Registered              Registered       Offering Price Per      Aggregate Offering Price     Registration
                                                        Security                                            Fee
------------------------------- --------------- ------------------------- ---------------------------- ---------------
Ordinary Shares, nominal           109,200        $59.59(1)               $6,507,228                    $696.27
value (euro)0.7625 per share
------------------------------- --------------- ------------------------- ---------------------------- ---------------

(1) The proposed maximum offering price per share in euro, calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), is based on the average of the high and low price of a share of Technip (the "Registrant") on Euronext Paris on December 4, 2006, and was converted into U.S. Dollars at an exchange rate of $1.3327 per euro.


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              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*


Item 2.     Registrant Information and Employee Plan Annual Information.*






----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.


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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") are incorporated by reference as of their respective dates in this Registration Statement:

            (a) the Registrant's Form 20-F for the fiscal year ended December 31, 2005 (File No. 001-15234), filed on June 29, 2006 (the "Form 20-F");

            (b) the Registrant's Reports of Foreign Private Issuer on Form 6-K dated March 24, 2006, May 2, 2006 (reporting on the Registrant's Combined Annual General Meeting), May 31, 2006, June 7, 2006, June 21, 2006, June 22, 2006,
October 4, 2006, October 10, 2006, October 18, 2006 and November 14, 2006 (except for the report of PricewaterhouseCoopers Audit and Barbier, Frinault & Autres included therein); and

            (c) the description of the Registrant's Ordinary Shares in the Registrant's Form 8-A12B dated August 30, 2001 (File No. 0001-15234), as amended by Form 8-A12B/A dated September 9, 2001 and updated by the Form 20-F.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.


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Item 6.     Indemnification of Directors and Officers.

            The Registrant maintains liability insurance for directors and officers, including insurance against liabilities under the Securities Act.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            See Exhibit Index.

Item 9.     Undertakings.

            The undersigned Registrant hereby undertakes:

                      (a) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being


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registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

       Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant, Technip, a corporation organized and existing under the laws of the republic of France, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris on the 7 of December 2006.


                                    Technip
                                    (Registrant)



                                    By: /s/ Daniel Valot
                                        ---------------------------------------
                                    Name:  Daniel Valot
                                    Title: Chairman and Chief Executive officer



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                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Daniel Valot (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and all amendments thereto, including post-effective amendments.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following in the capacities indicated as of this 7 of December 2006.



SIGNATURE                                    TITLE


/s/ Daniel Valot
-----------------------------              Chairman and Chief Executive Officer
Daniel Valot



/s/ Olivier Dubois                         Chief Financial Officer
-----------------------------              (Principal Financial Officer)
Olivier Dubois



/s/ Clare Gazdag                           Chief Accounting Officer
-----------------------------              (Principal Accounting Officer)
Clare Gazdag


/s/ Olivier Appert                         Director
-----------------------------
Olivier Appert



/s/ Roger Cairns                           Director
-----------------------------
Roger Cairns


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/s/ Miguel Caparros                        Director
-----------------------------
Miguel Caparros



/s/ Jacques Deyirmendjian                  Director
-----------------------------
Jacques Deyirmendjian



/s/ Jean-Pierre Lamoure                    Director
-----------------------------
Jean-Pierre Lamoure



                                           Director
-----------------------------
Daniel Lebegue



/s/ Roger Milgrim                          Director
-----------------------------
Roger Milgrim



/s/ Rolf-Erik Rolfsen                      Director
-----------------------------
Rolf-Erik Rolfsen



                                           Director
-----------------------------
Pierre Vaillaud


/s/ Bruno Weymuller                        Director
-----------------------------
Bruno Weymuller



/s/ Stuart Bannerman                       Authorized U.S. Representative
-----------------------------
Stuart Bannerman




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                                  EXHIBIT INDEX

Exhibit No.                   Description of Document

*4.1        Bylaws (Statuts) of Technip, as amended

*4.2 Extract of Shareholders Resolutions of April 28, 2006 approving the Technip Capital 2006 Employee Share Plan

*5.1 Opinion of Patrick Picard regarding the validity of the securities being registered

*23.1       Consent of Ernst & Young & Autres

*23.3 Consent of Patrick Picard regarding the validity of the securities being registered (included in Exhibit 5.1).

*24         Power of Attorney (included on the signature pages hereto)


      * Filed herewith.


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